UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.  Other Events

On April 21, 2011, Century Aluminum Company (the "Company") provided notice to the holders of the Company’s 1.75% Convertible Senior Notes due 2024 (the “Notes”) to redeem all of the issued and outstanding Notes on May 19, 2011 (the “Redemption Date”) in accordance with their terms.  Issued and outstanding Notes will be redeemed at 100% of the principal amount ($47.1 million in the aggregate as of the date hereof) plus accrued and unpaid interest to the Redemption Date ($5.25 per $1,000 in principal amount).  The redemption of the Notes is expected to be funded with cash on hand.

    This announcement does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities in any jurisdiction.

    The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause events to differ materially from those expressed in the foregoing forward-looking statements, including, among other things, the ultimate redemption of the Notes and the source of funding of such redemption.   The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 21, 2011	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Executive Vice President, General Counsel and Secretary